Exhibit 32.2

SECTION 1350 CERTIFICATION

I, Daniel J. Coots, Senior Vice President, Treasurer and Chief Financial Officer of GAINSCO, INC. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q of the Company for the period ending September 30, 2009 (the “Report”), which this certification accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Daniel J. Coots
Daniel J. Coots
Senior Vice President, Treasurer and Chief Financial Officer November 13, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to GAINSCO, INC. and will be retained by GAINSCO, INC. and furnished to the Securities and Exchange Commission or its staff upon request.